SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) July 26, 2000


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000

Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069 and No. 333-86363), we hereby file the following press release.

      Exhibit
      Number                      Description of Exhibit
      -------        -------------------------------------------------

        99 Copy of the Registrant's Earnings Press Release, dated July 26, 2000.

                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




July 26, 2000

                                 EXHIBIT INDEX



      Exhibit
      Number                      Description of Exhibit
      -------        -------------------------------------------------

        99 Copy of the Registrant's Earnings Press Release, dated July 26, 2000.

                                                                    EXHIBIT 99



July 26, 2000                          Contact:  Clif Webb
WILMINGTON, Del.                                 302-774-4005
                                                 r.clifton.webb@usa.dupont.com



                         DUPONT REPORTS SECOND QUARTER
                                 2000 EARNINGS
                         -----------------------------


Summary
-------
o Second quarter underlying earnings per share of $.90 were up 15 percent versus 1999.

o Underlying after-tax operating income (ATOI) of $1,169 million was up 16 percent despite a $170 million after-tax cost increase for raw materials.

o Strong ATOI growth came from the Performance Coatings & Polymers, Specialty Polymers and Pigments & Chemicals segments, and from increased ownership in Pioneer Hi-Bred International.

o Sales of $7.9 billion increased 13 percent versus 1999 and were up in all segments.

o Worldwide segment sales volume grew 6 percent, reflecting growth in all regions.

o Average selling prices (ex-currency) were up 2 percent, the first significant year-over-year increase since the first quarter of 1998.

o Nylon volumes remained at historically high levels but earnings were impaired by significantly higher costs for raw materials.

o 2,500 Six Sigma projects are under way with potential annualized benefits estimated at $450 million pretax.

                     Earnings Comparisons - Second Quarter
                     -------------------------------------
                             ($ per share diluted)

                                                         Including
                                     Underlying        One-Time Items
                                   --------------      --------------
                                   2000      1999      2000      1999
                                   ----      ----      ----      ----
      Continuing Operations        $.90      $.78      $.65      $.74
      Discontinued Operations        -        .06        -        .06
      Total                        $.90      $.84      $.65      $.80

        DuPont reported earnings from continuing operations, before one-time items, of $.90 per share for the second quarter, 15 percent higher than the $.78 per share earned in last year's second quarter, and $1.75 per share for the first half 2000 versus $1.44 for the first half 1999, up 22 percent.
        "DuPont delivered strong performance in the second quarter," said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. "Most of our businesses performed exceptionally well in spite of higher raw material costs and weak European currencies, with 11 of 18 strategic business units
(SBUs) delivering double-digit earnings growth. While slowing is now evident in some sectors of the U.S. economy, most of our global markets remain robust. Given price increases that are already in place, and productivity improvements driven by Six Sigma, we are well-positioned to meet raw material cost and currency challenges and remain optimistic that we will achieve the
17-20 percent EPS growth target we set for the company earlier this year. Global Sales and Income Highlights
----------------------------------
        Second quarter income from continuing operations before one-time items was $949 million, compared to $886 million in the second quarter 1999, up
$63 million or 7 percent. Earnings on a per-share basis were up 15 percent, reflecting 8 percent lower average shares outstanding this year. Higher sales volume, higher local selling prices and benefits from increased ownership of Pioneer more than offset the negative impact of higher raw material costs, higher interest cost and a stronger U.S. dollar. Including one-time items, income from continuing operations was $688 million versus $846 million last year, resulting in earnings per share of $.65 compared to $.74 last year. One-time items, all of which were previously announced, are detailed in the notes to the accompanying financial statements and are summarized below:
                            $MM Pretax     $MM After-Tax     ($ Per Share)
                          --------------   --------------   ---------------
                           2Q00    2Q99     2Q00    2Q99     2Q00     2Q99
                          ------   -----   ------   -----   ------   ------
"Benlate" Accrual         $(100)           $ (62)           $(.06)
Purchase Accounting -
  Pioneer                  (220)            (138)            (.13)
Performance Coatings
  Restructuring             (98)             (61)            (.06)
Polyester Restructuring            $(62)            $(40)            $(.04)
                          -----    ----    -----    ----    -----    -----
Total                      (418)    (62)    (261)    (40)    (.25)    (.04)

        Second quarter 2000 consolidated sales were $7.9 billion, 13 percent above second quarter 1999. Segment sales and transfers, which include a pro rata share of affiliates' sales, were $8.8 billion, up 12 percent from $7.9 billion last year. This increase is the result of 6 percent volume growth, 6 percent added from the Pioneer acquisition, and 2 percent higher local prices, partly offset by the currency effect from the stronger U.S. dollar which reduced worldwide sales by 2 percent. Regional segment sales and related variances are summarized below:
                                                  % Change Due To
                                      ----------------------------------------
                  2Q00    % Change    Local    Currency              Portfolio
Segment Sales      $B     vs. 2Q99    Price     Effect     Volume     Changes
--------------    ----    --------    -----    --------    ------    ---------
Worldwide          8.8       12         2         (2)         6          6
U.S.               4.7       14         1          0          4          9
Europe             2.0       (2)        0         (9)         6          1
Asia               1.2       26         3          3         18          2
Canada,
  Mexico, S.A.     0.9       17         7         (3)         4          9

o U.S. sales, excluding portfolio changes, were up 5 percent, reflecting 4 percent higher volume and 1 percent higher prices.

o Asia Pacific region volume growth rate remained very strong at 18 percent, with local prices up 3 percent.

o European sales reflect 6 percent volume growth more than offset by the impact of weaker European currencies which decreased sales in the quarter by 9 percent.

o Portfolio changes, predominantly the Pioneer acquisition, were a significant contributor to second quarter revenue growth, particularly in the United States. Pioneer's selling season for 2000 is now essentially complete.

Six Sigma
---------
        Six Sigma implementation remains on track. At the end of the second quarter we had over 1,000 trained Black Belts and 2,500 active projects. The potential annualized pretax benefit from active projects at the end of the second quarter was $450 million. The actual annualized pretax benefit of completed projects at the end of the second quarter was $110 million. At the end of the first quarter these annualized pretax benefits were $350 million and $40 million, respectively.
Outlook
-------
        The first half earnings performance positions the company to meet its 17-20 percent earnings per share growth target for the year 2000. Aggressive pricing actions, Six Sigma productivity projects and cost controls have been implemented to mitigate raw material cost increases. Looking at the second half of the year, the company expects:
     o raw material costs to remain at current high levels, which would result in an estimated negative EPS impact of $.20-$.25 versus the second half of 1999,

     o more than half of the SBU's to have higher U.S. dollar selling prices than second-half 1999 levels, and

     o volume growth to be somewhat below the 6 percent rate of the first half.

Taking all of these factors into account, the company continues to believe that it will achieve its full year 17-20 percent EPS growth target.
Business Segment Performance
----------------------------
        Segment ATOI before one-time items was $1.2 billion, up 16 percent from last year. Excluding Pioneer from both periods, segment earnings were up 8 percent. Results for individual segments are summarized below:
o Performance Coatings & Polymers - Segment earnings were up 19 percent, reflecting continued strength in Engineering Polymers and Performance Coatings. Phase II of the Herberts integration announced during the quarter will result in the elimination of about 1,000 positions. The resulting savings will be partly realized in 2000, with the majority of the benefit in 2001, reaching an estimated annualized savings rate of $100 million pretax upon completion during the second quarter 2001. Engineering Polymers earnings growth continued with strong worldwide volumes offsetting a negative currency impact, principally in Europe. Several new polymer materials have been introduced to meet customer demand for reduced costs and improved performance versus metal alternatives.

o Specialty Fibers - Segment earnings increased 4 percent based on 8 percent higher volumes. Volumes were particularly strong in "Lycra" elastane, "Kevlar" brand fiber, and "Tyvek" flexible sheet products. Segment earnings were adversely affected by higher costs associated with capacity increases and lower U.S. dollar prices, particularly "Lycra" in Europe. Revenue growth was also impacted by new generic elastane capacity in Asia. However, the "Lycra" strategy of penetrating the ready-to-wear market via branding and new products remains on track. Advanced Fiber Systems earnings were strong, reflecting significant growth in the Life Protection and Protective Apparel markets.

o Specialty Polymers - Segment earnings were up 12 percent, reflecting continued earnings growth from DuPont iTechnologies, Fluoropolymers, and "Corian", businesses which had double-digit sales and earnings growth. iTechnologies and Fluoropolymers both benefited from a strong electronics market while "Corian" continues to drive market penetration via new products. Earnings in the Packaging & Industrial Polymers business were down modestly due to significantly higher raw material costs.

o Pigments & Chemicals - Segment earnings were up 18 percent, reflecting double-digit earnings growth in all three businesses: White Pigment & Mineral Products (WPMP), Chemical Solutions and Fluorochemicals. WPMP sales grew with strong demand in all regions and volumes at record levels. Price increases announced for July will help to offset the negative impact of the stronger dollar and higher raw material costs. DuPont Chemical Solutions sales reflected substantial volume increases and Fluorochemicals continues to benefit from increased sales of CFC alternative products.

o Nylon Enterprise - Volumes remained strong, close to last year's histori-cally high levels. Segment earnings were 15 percent lower, reflecting significantly higher raw material costs. A global price increase was announced for DuPont Nylon Fibers and Intermediates effective August 1.

o Polyester Enterprise - Segment earnings improved to $11 million versus a loss of $13 million last year, a $24 million turnaround. Earnings from the specialty/branded fibers, resins & intermediates, and films sectors improved from second quarter 1999. Fixed costs continue to decline as benefits from restructuring and Six Sigma efforts are realized. The manufacturing alliance with Unifi for polyester filament started in June and is expected to improve product quality, yields, and costs.

o Agriculture & Nutrition - A modest earnings improvement in Crop Protection Products, driven by higher volume and prices (ex-currency), was offset by Nutrition & Health losses. Crop Protection Products sales increased in the North American corn and soybean markets, which in part, benefited from the TruChoiceSM integrated offering with Pioneer. Fixed costs were also lower reflecting last year's restructuring of the business.

o Pioneer - Pioneer earnings increased $85 million, reflecting 100 percent ownership in the current year versus 20 percent in the second quarter of 1999. Operating results reflect essentially flat corn volumes and higher soybean volumes. Prices for both corn and soybeans were up. The higher corn prices were due to an improvement in mix to new higher-priced products and lower discounts compared to last year. The higher soybean prices were due to a higher mix of "Roundup" Ready Soybeans. During the quarter the company received a $100 million cash payment from Cargill in settlement of patent infringement litigation, 80 percent of which was reflected in the Pioneer purchase accounting resulting in a reduction of goodwill. The remaining $20 million was largely offset by costs related to the acquisition.

o Pharmaceuticals - Segment earnings and product sales were both up by 4 percent, led by SustivaTM efavirenz. "Coumadin" (warfarin sodium tablets, USP) crystalline sales reflect continued generic competition. Prescription market share decline has been held to roughly one-half share point per month, which is a notable achievement given three generic competitors. "Sinemet" (carbidopa-levodopa) sustained-release sales were limited by product availability. As planned, investment in R&D was increased versus prior year. During the quarter DuPont Pharmaceuticals received FDA approval for "Innohep", the first true one-a-day low molecular weight heparin (LMWH) approved in the United States, and signed a letter of intent with Emisphere to co-develop and market solid oral heparins. These products are an excellent strategic fit with DuPont Pharmaceuticals cardio-vascular franchise.

   Major product sales are shown below:

             ($ in millions)         2Q 2000     2Q 1999     YR 1999
         -----------------------     -------     -------     -------
         "Coumadin"                     69          91         464
         SustivaTM                     141          58         211
         "Sinemet Brand"                37          85         331
         "Cardiolite"/MiralumaTM        62          50         210


Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking state-ments may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These state-ments are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regula-tions, policies and economic conditions of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; research and development of new products, including regulatory approval and market acceptance, seasonality of sales of agricultural products.


                                      ###

7/26/00




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                 Three Months Ended       Six Months Ended
CONSOLIDATED INCOME STATEMENT                                          June 30                June 30
-------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                           2000       1999         2000         1999
-------------------------------------------------------------------------------------------------------------
SALES .......................................................   $7,914      $7,024      $15,507      $13,319
Other Income<Fa> ............................................      218         235          566          253
                                                                ------      ------      -------      -------
  Total .....................................................    8,132       7,259       16,073       13,572
                                                                ------      ------      -------      -------
Cost of Goods Sold and Other Operating Charges<Fb> ..........    5,028       4,360        9,884        8,200
Selling, General and Administrative Expenses ................      809         625        1,566        1,160
Depreciation ................................................      353         373          704          708
Amortization of Goodwill and Other Intangible Assets<Fc> ....      109          51          216           84
Research and Development Expense ............................      460         387          881          745
Interest Expense ............................................      210         117          411          213
Purchased In-Process Research and Development<Fd> ...........      -           -            (11)          40
Employee Separation Costs and Write-Down of Assets<Fe> ......       98          62           98           62
                                                                ------      ------      -------      -------
  Total .....................................................    7,067       5,975       13,749       11,212
                                                                ------      ------      -------      -------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND
  MINORITY INTERESTS ........................................    1,065       1,284        2,324        2,360
Provision for Income Taxes ..................................      355         418          794          850
Minority Interests in Earnings of Consolidated Subsidiaries .       22          20           39           36
                                                                ------      ------      -------      -------
INCOME FROM CONTINUING OPERATIONS ...........................      688         846        1,491        1,474
DISCONTINUED OPERATIONS
  Gain on Disposal of Discontinued Business,
    Net of Income Taxes<Ff> .................................     -             71          -            106
                                                                ------      ------      -------      -------
NET INCOME ..................................................   $  688      $  917      $ 1,491      $ 1,580
                                                                ======      ======      =======      =======


BASIC EARNINGS PER SHARE OF COMMON STOCK<Fg>
  Continuing Operations .....................................   $  .66      $  .75      $  1.42      $  1.30
  Discontinued Operations ...................................      -           .06          -            .10
                                                                ------      ------      -------      -------
  Net Income ................................................   $  .66      $  .81      $  1.42      $  1.40
                                                                ======      ======      =======      =======
DILUTED EARNINGS PER SHARE OF COMMON STOCK<Fg>
  Continuing Operations .....................................   $  .65      $  .74      $  1.41      $  1.29
  Discontinued Operations ...................................      -           .06          -            .09
                                                                ------      ------      -------      -------
  Net Income ................................................   $  .65      $  .80      $  1.41      $  1.38
                                                                ======      ======      =======      =======
DIVIDENDS PER SHARE OF COMMON STOCK .........................   $  .35      $  .35      $   .70      $   .70
                                                                ======      ======      =======      =======


[FN]
FOOTNOTES TO CONSOLIDATED INCOME STATEMENT
------------------------------------------
<Fa> Year-to-date 2000 includes a $176 gain resulting from the sale by
     Pioneer of certain equity securities classified as available for sale. Year-to-date 1999 includes an exchange loss of $131 on forward exchange contracts purchased in 1998 to lock in the U.S. dollar cost of the acquisition of Herberts, the automotive coatings business of Hoechst AG. The purchase price for Herberts was negotiated in German marks.

<Fb> In accordance with purchase accounting rules applied to the acquisition of the remaining 80 percent ownership interest in Pioneer on October 1, 1999, Pioneer inventory was increased to fair value. This inventory step-up generates noncash charges to cost of goods sold as the inventory on hand at the acquisition date is sold. Second quarter and year-to-date 2000 charges were $220 and $567, respectively.

     During second quarter 2000, a charge of $100 was also recorded to increase the Company's reserve for "Benlate" 50 DF fungicide litigation.

<Fc> 2000 includes amortization expense associated with acquisitions of
     Herberts and Pioneer. Prior to October 1, 1999, the Company's 20 percent ownership in Pioneer was accounted for under the equity method and results (including amortization expense) were reported as Other Income. 1999 includes amortization expense associated with the Herberts acquisition beginning in the second quarter.

<Fd> Year-to-date 2000 includes a credit of $11 that was recorded based on revisions of preliminary purchase price allocations associated with the October 1, 1999 purchase of the remaining 80 percent ownership interest in Pioneer. Year-to-date 1999 includes an estimated charge of $40 that was recorded in conjunction with the purchase of Herberts, based on preliminary allocations of purchase price.

<Fe> Second quarter 2000 charges of $98 result from the continued restructur-
     ing of the performance coatings businesses. This includes charges of $73 attributable to employee separation costs for about 1,000 employees, $13 for the shutdown of related manufacturing facilities, and $12 for other exit costs.

     Second quarter 1999 charges of $62 result from employee separation costs for about 850 employees within the Polyester Enterprise.

<Ff> Includes operating results of the Company's former interest in Conoco.

<Fg> Earnings per share are calculated on the basis of the following average number of common shares:

                 Three Months Ended               Six Months Ended
                      June 30                         June 30
            -----------------------------   -----------------------------
                Basic          Diluted          Basic          Diluted
            -------------   -------------   -------------   -------------
     2000   1,045,857,572   1,053,658,428   1,046,447,044   1,055,367,888
     1999   1,129,006,814   1,144,189,906   1,128,051,977   1,141,147,812




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES



CONSOLIDATED SEGMENT INFORMATION -                     Three Months Ended               Six Months Ended
CONTINUING OPERATIONS<Fa>                                   June 30                         June 30
-------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                 2000           1999             2000           1999
-------------------------------------------------------------------------------------------------------------
SEGMENT SALES<Fb>
-------------
Agriculture & Nutrition ......................      $  843        $  827           $ 1,469        $ 1,547
Nylon Enterprise .............................       1,172         1,149             2,295          2,252
Performance Coatings & Polymers ..............       1,716         1,656             3,369          2,806
Pharmaceuticals ..............................         394           380               783            789
Pigments & Chemicals .........................       1,038           949             1,998          1,815
Pioneer ......................................         803           265             1,724            325
Polyester Enterprise .........................         676           643             1,265          1,267
Specialty Fibers .............................         892           857             1,797          1,720
Specialty Polymers ...........................       1,151         1,057             2,242          2,046
Other ........................................         147           122               272            237
                                                    ------        ------           -------        -------
  Total Segment Sales ........................       8,832         7,905            17,214         14,804

Elimination of Intersegment Transfers ........        (177)         (178)             (336)          (352)
Elimination of Equity Affiliate Sales ........        (741)         (701)           (1,373)        (1,132)
Miscellaneous ................................         -              (2)                2             (1)
                                                    ------        ------           -------        -------
  SALES ......................................      $7,914        $7,024           $15,507        $13,319
                                                    ======        ======           =======        =======
AFTER-TAX OPERATING INCOME (LOSS)
---------------------------------
Agriculture & Nutrition ......................      $   73<Fc>    $  146           $   136<Fc>    $   244
Nylon Enterprise .............................          88           104               175            206
Performance Coatings & Polymers ..............         129<Fd>       160               308<Fd>        260 <Fe>
Pharmaceuticals ..............................          51            49               105            124
Pigments & Chemicals .........................         186           158               350            304
Pioneer ......................................           6<Ff>        59                83<Ff>         52
Polyester Enterprise .........................          11           (53)<Fg>           20            (59)<Fg>
Specialty Fibers .............................         175           168               376            349
Specialty Polymers ...........................         183           164               348            328
Other ........................................           6            13                 7             23
                                                    ------        ------           -------        -------
  Total Segment ATOI .........................         908           968             1,908          1,831

Interest & Exchange Gains and Losses .........        (136)          (48)             (259)          (211)<Fh>
Corporate Expenses ...........................         (84)          (74)             (158)          (146)
                                                    ------        ------           -------        -------
  INCOME FROM CONTINUING OPERATIONS ..........      $  688        $  846           $ 1,491        $ 1,474
                                                    ======        ======           =======        =======



[FN]
NOTES TO CONSOLIDATED SEGMENT INFORMATION - CONTINUING OPERATIONS
-----------------------------------------------------------------
<Fa> Certain reclassifications of segment data have been made to reflect changes in organizational structure.

<Fb> Includes pro rata equity affiliate sales and intersegment transfers.

<Fc> Includes a charge of $62 to increase the Company's reserve for "Benlate"
     50 DF fungicide litigation.

<Fd> Includes a charge of $61 related to employee separation costs for about
     1,000 employees, the shutdown of related manufacturing facilities, and other exit costs.

<Fe> Includes an estimated charge of $40 based on preliminary purchase price allocations in conjunction with the purchase of Herberts, the automotive coatings business of Hoechst AG, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility had not yet been established and no alterna-tive future use was anticipated.

<Ff> Second quarter includes a noncash charge of $138 resulting from the sale of acquired Pioneer inventories which, in accordance with purchase accounting rules, were recorded at fair value on October 1, 1999. Year-to-date includes noncash charges of $353 resulting from the sale of acquired Pioneer inventories, partly offset by a $109 gain resulting from the sale of certain equity securities classified as available for sale, and a credit of $11 to reduce the preliminary purchase price allocated to purchased in-process research and development.

<Fg> Includes a charge of $40 related to employee separation costs for about
     850 employees within the Polyester Enterprise.

<Fh> Includes an exchange loss of $81 on forward exchange contracts purchased in 1998 to lock in the U.S. dollar cost of the acquisition of Herberts. The purchase price for Herberts was negotiated in German marks.



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


SEGMENT SALES<Fa>
(2ND QUARTER 2000 VS 2ND QUARTER 1999)
------------------------------------------------------------------------------------------------------------------
                                                                  Segment Sales
                                                               Three Months Ended
                                                                     June 30          Percentage Change Due to:
                                                               ------------------    ----------------------------
                                                                                     U.S.$
                                                                  $      Change      Price     Volume    Other<Fb>
                                                               ------    ------      ------    ------    --------
Agriculture & Nutrition ...................................    $  843       2%        (2)%        4%
Nylon Enterprise ..........................................     1,172       2          3         (1)
Performance Coatings & Polymers ...........................     1,716       4         (1)         5
Pharmaceuticals ...........................................       394       4        N/M        N/M
Pigments & Chemicals ......................................     1,038       9          0          9
Pioneer ...................................................       803     203                              203%
Polyester Enterprise ......................................       676       5          9          1         (5)
Specialty Fibers ..........................................       892       4         (4)         8
Specialty Polymers ........................................     1,151       9         (3)        12
Other .....................................................       147      21          0         21

--------------
<Fa> Includes transfers and pro rata share of equity affiliate sales.
<Fb> Includes sales increase/(decrease) due to acquisitions and divestitures.



CONSOLIDATED SEGMENT INFORMATION
EXCLUDING IMPACT OF ONE-TIME ITEMS -                            Three Months Ended           Six Months Ended
CONTINUING OPERATIONS                                                 June 30                    June 30
-----------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                          2000     1999    % Chg.    2000     1999    % Chg.
-----------------------------------------------------------------------------------------------------------------
AFTER-TAX OPERATING INCOME
--------------------------
Agriculture & Nutrition ...................................   $  135   $  146    (8)%    $  198   $  244   (19)%
Nylon Enterprise ..........................................       88      104   (15)        175      206   (15)
Performance Coatings & Polymers ...........................      190      160    19         369      300    23
Pharmaceuticals ...........................................       51       49     4         105      124   (15)
Pigments & Chemicals ......................................      186      158    18         350      304    15
Pioneer ...................................................      144       59   N/M         316       52   N/M
Polyester Enterprise ......................................       11      (13)  N/M          20      (19)  N/M
Specialty Fibers ..........................................      175      168     4         376      349     8
Specialty Polymers ........................................      183      164    12         348      328     6
Other .....................................................        6       13   (54)          7       23   (70)
                                                              ------   ------            ------   ------
  Total Segment ATOI ......................................    1,169    1,008    16       2,264    1,911    18

Interest & Exchange Gains and Losses ......................     (136)     (48)             (259)    (130)
Corporate Expenses ........................................      (84)     (74)             (158)    (146)
                                                              ------   ------            ------   ------
  INCOME FROM CONTINUING OPERATIONS .......................   $  949   $  886     7%     $1,847   $1,635    13%
                                                              ======   ======            ======   ======






FINANCIAL SUMMARY - CONTINUING OPERATIONS
-----------------------------------------
(Dollars in millions, except per share)


                                                         Three Months Ended               Six Months Ended
                                                               June 30                         June 30
                                                     --------------------------      --------------------------
                                                      2000      1999     % Chg.       2000      1999     % Chg.
                                                     ------    ------    ------      ------    ------    ------
Selected Income Statement Data -
Excluding Impact of One-Time Items
----------------------------------
Sales ..........................................     $7,914    $7,024      13%       $15,507   $13,319     16%
Segment ATOI ...................................      1,169     1,008      16          2,264     1,911     18
EBIT ...........................................      1,672     1,443      16          3,275     2,770     18
EBITDA .........................................      2,134     1,867      14          4,195     3,562     18
Income From Continuing Operations ..............        949       886       7          1,847     1,635     13
EPS - Diluted ..................................       0.90      0.78      15           1.75      1.44     22



                                                     2nd Quarter 2000 Vs.
                                                      2nd Quarter 1999
                                                     --------------------
Segment ATOI Variance Analysis -
Excluding Impact of One-Time Items
----------------------------------
Prices .........................................            $  91
Volume .........................................              156
Costs ..........................................             (175)
Other ..........................................               12
Currency .......................................              (42)
Portfolio Change ...............................              119
                                                            -----
  Total ........................................            $ 161
                                                            =====





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